Exhibit 3.21
CERTIFICATE OF MERGER
OF
VERITAS DGC LAND INC.
(a Mississippi corporation)
WITH AND INTO
VERITAS DGC LAND INC.
(a Delaware corporation)
     Pursuant to the provisions of Sections 252 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), the undersigned domestic corporation adopts the following Certificate of Merger for the purpose of merging into itself Veritas DGC Land Inc., a foreign corporation:
     1.     The name and state of incorporation of each constituent corporation is (i) Veritas DGC Land Inc., a Mississippi corporation (the “Merged Corporation”), to be merged with and into (ii) Veritas DGC Land Inc., a Delaware corporation (the “Surviving Corporation” and collectively with the Merged Corporation, the “Constituent Corporations”), which shall survive the merger.
     2.     In accordance with Section 252 of the DGCL an agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations.
     3.     The name of the surviving corporation shall be “Veritas DGC Land Inc.”
     4.     The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of the Surviving Corporation.
     5.     The executed plan and agreement of merger is on file at the principal place of business of the Surviving Corporation, located at 235 Excell Drive, Pearl, Mississippi 39201.
     6.     A copy of the plan and agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.
     7.     The authorized capital stock of the Merged Corporation, which is not a Delaware corporation, is 10,001 shares of common stock, $1.00 par value.
     8.     The merger under the plan and agreement of merger shall become effective on July 31, 1997 at 11:59 pm Eastern Daylight Savings Time.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed by its President on this 30 day of July 1997.
VERITAS DGC LAND INC.
(a Delaware corporation)

By:	/s/ C. Rothwell Craig Rothwell President	Attest:	/s/ A. Pogach Alan C. Pogach Secretary